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                                                                EXHIBIT 10.11(f)

                           PATENT SECURITY AGREEMENT


         THIS PATENT SECURITY AGREEMENT (this "Agreement"), dated as of May 6, 1994, is between MANCHESTER PLASTICS, LTD. (the "Grantor") and CONTINENTAL BANK, N.A. in its capacity as agent for the Banks referred to below (in such capacity, the "Agent").

                             W I T N E S S E T H :

         WHEREAS, pursuant to a Credit Agreement, dated as of May 6, 1994, (as amended or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, various financial institutions (collectively the "Banks" and individually each a "Bank") and the Agent, the Banks have agreed to make loans to the Grantor; and

         WHEREAS, all obligations of the Grantor under or in connection with the Credit Agreement are secured pursuant to a General Security Agreement of even date herewith (as amended or otherwise modified from time to time, the "Security Agreement"); and

         WHEREAS, as a condition precedent to the making of the initial loans under the Credit Agreement, the Grantor is required to execute and deliver this Agreement to further confirm the grant to the Agent of a continuing security interest in all of the Patent Collateral (as defined below) to secure all obligations (monetary or otherwise) of the Grantor under or in connection with the Credit Agreement and the other liabilities described in the Security Agreement (the "Liabilities"); and

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Banks, as follows:

         SECTION 1. Grant of Security Interest. To secure the payment in full of all Liabilities, the Grantor hereby mortgages, pledges and hypothecates to the Agent, and grants to the Agent a security interest in, all of the following property (the "Patent Collateral"), whether now owned or hereafter acquired or existing:

                 (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Attachment 1 hereto;





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                 (b)      all reissues, divisions, continuations,
         continuations-in-part, extensions, renewals and reexaminations of any of the items described in the foregoing clause (a);

                 (c) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Attachment 1 hereto, and for breach or enforcement of any related patent license and all rights corresponding thereto throughout the world.

         SECTION 2. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.
The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 3. Release of Security Interest. Upon payment in full of all Liabilities and the termination of all commitments to create Liabilities, the Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION 4. Acknowledgment. The Grantor hereby further acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 5. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MANCHESTER PLASTICS, LTD.


                                        By:   /s/ Terence C. Seikel
                                          Title:  Chief Financial Officer
                                             Address: 900 Queen Street
                                                      Gananoque, Ontario
                                                      K7G 2W7

                                             Attention:  President
                                             Facsimile:  (810) 524-4996


                                        CONTINENTAL BANK, N.A., as
                                        Agent


                                        By:   /s/ Steven Ahrenholz
                                          Title:  Vice President
                                             Address: 231 South LaSalle St.
                                                      Chicago, IL 60697

                                             Attention:  Steven K. Ahrenholz
                                             Facsimile:  (312) 987-5500





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